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EXHIBIT 21





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SUBSIDIARY OF THE COMPANY

                            BIOMAGNETIC TECHNOLOGIES, INC.
                                 LIST OF SUBSIDIARIES
                                  SEPTEMBER 30, 1997




                                   Jurisdiction               Percentage of
                                     in which               Voting Securities
               Name                Incorporated              Owned by Parent



Biomagnetic Technologies GmbH (A)       Germany                    100%




     (A) The subsidiary changed its name in October 1991. It was formerly known as S.H.E. Kryotechnische Instrumente und Systeme GmbH.